Exhibit 16

{Larrowe Letterhead}

November 17, 2006

Office of the Chief Accountant

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentleman:

We have read the statements of Valley Financial Corporation contained in Form 8-K, Item 4.01 Changes in Registrant’s Certifying Accountant, and we agree with such statements as they relate to Item 4.01 of Form 8-K and all other matters referencing our firm. Further, we consent to the use of this letter as Exhibit 16 to Form 8-K.

Sincerely,

/s/ Larrowe & Company, PLC